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                                                                Exhibit 10.29


                            GetronicsWang Co. LLC
                              290 Concord Road
                       Billerica, Massachusetts 01821

                              February 28, 2003



DigitalNet Holdings, Inc.
DigitalNet,Inc.
DigitalNet Government Solutions LLC
2525 Network Place
Herndon, VA. 20171


Gentlemen:

         The purpose of this letter is to set forth certain understandings we have reached regarding the Purchase Agreement, dated as of September 27, 2002 (the "Agreement"), by and among the undersigned and you, and capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

         1. ADJUSTMENT OF THE PURCHASE PRICE. Simultaneously with the execution of this letter, in full satisfaction of the respective rights and obligations of Parent, the Company, Holdings and Purchaser under Sections 2.5(a), (b), (c) and (d) of the Agreement, and in lieu of the process regarding the Closing Statements (including the Closing Balance Sheet) contemplated by Section 2.5(b) of the Agreement, the Company is paying Parent $8,262,000 (the "ADJUSTMENT PAYMENT"). The amount of the Adjustment Payment is the aggregate amount to be paid to Parent pursuant to Section 2.5(c) of the Purchase Agreement, and in no event shall Parent, the Company, Holdings or Purchaser at any time be required to make any further payments, or otherwise satisfy any other obligations, pursuant to Sections 2.5(a), (b),
(c) or (d) of the Agreement. The Closing Statements (including the Closing Balance Sheet) attached as Exhibit A hereto shall be deemed to be the Final Closing Statements (and Final Closing Balance Sheet) for purposes of
Sections 5.10, 8.2 and 8.3 of the Agreement.

         2. CSOC CUSTOMER CONTRACT.

               (a) CLOSING CSOC SPREADSHEET. Attached as Exhibit B hereto is the Closing CSOC Spreadsheet reflecting Undisputed Closing CSOC Accounts Receivable of $7,950,000, Undisputed Post-Closing CSOC Accounts Receivable of $8,503,000, Disputed Closing CSOC Accounts Receivable of $5,847,000 and Disputed Post-Closing CSOC Accounts Receivable of $2,062,000.

               (b) POST-CLOSING CSOC SPREADSHEETS. Attached as Exhibit C hereto is the Post-Closing CSOC Spreadsheet for the month ending January 31, 2003 (the "January CSOC Spreadsheet") which (i) reflects (w) the actual receipt by the Company


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and the payment over to Parent of an amount equal to the Undisputed Closing
CSOC Accounts Receivable pursuant to Section 5.14(e)(ii)(aa) of the Agreement and Section 2(c) of this letter, (x) the actual and projected receipt and retention by the Company of an amount equal to the Undisputed Post-Closing CSOC Accounts Receivable pursuant to Section 5.14(e)(ii)(bb) of the Agreement, (y) the projected receipt by the Company and the projected payment over to Parent of an amount equal to the Disputed Closing CSOC Accounts Receivable pursuant to Section 5.14(e)(ii)(cc) of the Agreement and (z) the projected receipt and retention by the Company of an amount equal to the Disputed Post-Closing CSOC Accounts Receivable pursuant to Section 5.14(e)(ii)(dd) of the Agreement, in each case, based on the settlement of the CSOC Action pursuant to the Settlement Agreement between the Company and the CSOC Customer, dated
December 31, 2002, the two amendments to the CSOC Customer Contract, dated January 31, 2003 made in connection with such settlement and the proposed first amendment subsequent to such settlement and amendments described to Parent in connection with this letter which proposed first amendment may be presented to Parent for Parent's consent pursuant to Section 5.14(f) of the Agreement, and (ii) contains certain supplementary information related to this letter. The Post-Closing CSOC Spreadsheets delivered by the Company to Parent pursuant to Section 5.14(d) of the Agreement after the date hereof shall include the supplementary information included in the January CSOC Spreadsheet.

               (c) PAYMENT OF UNDISPUTED CLOSING CSOC ACCOUNTS RECEIVABLE. Simultaneously with the execution and delivery of this letter, the Company is paying over to Parent an amount equal to the Undisputed Closing CSOC Accounts Receivable of $7,950,000 pursuant to Section 5.14(e)(ii)(aa) of the Agreement. Parent shall not at any time sue or otherwise assert any claim (whether pursuant to the Agreement or otherwise) against any of Purchaser, Holdings or the Company relating to, in connection with or as a result of the late payment of such amount to Parent in accordance with the Agreement.

               (d) PAYMENT OF DISPUTED CLOSING CSOC ACCOUNTS RECEIVABLE. The Company shall, and Holdings and Purchaser shall cause the Company to, pay over to Parent the Disputed Closing CSOC Accounts Receivable of $5,847,000 pursuant to Sections 5.14(e)(ii)(cc) of the Agreement, except that if Holdings consummates a Public Offering (as defined in the Amended and Restated Certificate of Incorporation) before the Company has so paid such amount over to Parent, then not later that the fifth business day after the consummation thereof, the Company shall, and Holdings and Purchaser shall cause the Company to, pay over to Parent an amount equal to the difference between $5,847,000 and the amount paid over to Parent pursuant to
Section 5.14(e)(ii)(cc) of the Agreement prior to such consummation. Following the making of such payment, in no event shall Purchaser, Holdings or the Company at any time be required to make any further payments, or otherwise satisfy any other obligations, pursuant to Section 5.14(e)(ii)(cc) of the Agreement.

               (e) RELEASES FROM ESCROW. Simultaneously with the execution and delivery of this letter, Parent and Purchaser are giving the Agent (as defined in the Escrow Agreement) Mutual Notices of Instruction (as defined in the Escrow Agreement) in the form of Exhibits D and E hereto instructing the Agent to release to Parent


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$8,873,000 of the Undisputed Post-Closing CSOC Accounts Receivable Escrow Fund
and $725,000 of the Disputed Post-Closing CSOC Accounts Receivable Escrow Fund, leaving $0 in the Undisputed Post-Closing CSOC Accounts Receivable Escrow Fund and $1,028,000 in the Disputed Post-Closing CSOC Accounts Receivable Escrow Fund (such amounts remaining in the Disputed Post-Closing CSOC Accounts Receivable Escrow Fund being hereinafter collectively referred to as the "Remaining Escrow Fund"). If the CSOC Customer continues to pay the Company substantially as projected in the January CSOC Spreadsheet, then, in lieu of instructing the Agent pursuant to Section 1.3(b)(iv) of the Escrow Agreement to make the releases of the Remaining Escrow Fund that would but for this sentence be required pursuant to Section 1.3(a)(iv) of the Escrow Agreement on January 7, 2004, Parent and Purchaser shall give the Agent a Mutual
Notice of Instruction in the form of Exhibit F hereto instructing the Agent to release to Parent all amounts in the Remaining Escrow Fund; provided, however, from and after any such date such a Mutual Notice of Instruction is not so given, Parent and Purchaser shall resume instructing the Agent pursuant to Section 1.3(b)(iv) of the Escrow Agreement to the make the releases of the Remaining Escrow Fund required pursuant to Section 1.3(a)(iv) of the Escrow Agreement.

         3. RIGHT TO PURCHASE SERIES B PREFERRED STOCK. If Holdings consummates a Public Offering on or prior to August 26, 2003, Holdings may purchase all or any portion of the shares of Series B Preferred Stock then owned by Parent or its Affiliates by paying each holder thereof an amount equal to the Liquidation Value (as defined in the Amended and Restated Certificate of Incorporation) of each share of Series B Preferred Stock so purchased plus all accrued and unpaid dividends on each such share (and any such shares so purchased will not be automatically converted in connection with such Public Offering in accordance with the Amended and Restated Certificate of Incorporation and any such shares not so purchased will be automatically converted in connection with such Public Offering in accordance with the Amended and Restated Certificate of Incorporation). If any Affiliate of Parent owns any shares of Series B Preferred Stock, Parent shall cause such Affiliate(s) to sell all or any portion of such shares to Holdings in accordance with this Section 3. Payment for such shares of Series B Preferred Stock shall be made immediately prior to consummation of the Public Offering by delivery by Holdings to Parent or any such Affiliate of a promissory note or notes in the form of Exhibit G hereto and in an aggregate principal amount equal to the aggregate Liquidation Value of such shares of Series B Preferred Stock plus all accrued and unpaid dividends on such shares, which promissory note or notes shall be due and payable in immediately available funds immediately upon consummation of the Public Offering. In connection with the consummation of its Public Offering, Holdings intends to amend its Amended and Restated Certificate of Incorporation, which amendment is presently intended to be substantially in the form attached hereto as Annex 1, and Parent agrees to vote, and cause its affiliates to vote, all shares of Series B Preferred Stock owned by Parent in favor of such amendment or otherwise provide its consent to such amendment.

         4. CERTAIN AGREEMENTS. Simultaneously with the execution of this letter, (a) in full satisfaction of the respective rights and obligations of Parent, the Company,


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Holdings and Purchaser under Section 5.7(e)(iii) of the Agreement, Parent is paying the Company $87,500 and (b) in full satisfaction of the respective rights and obligations of Parent, the Company, Holdings and Purchaser under
Section 5.7(e)(v) of the Agreement, Parent is paying the Company $250,000.

         5. NETTING OF PAYMENT OBLIGATIONS. The Company is making payments to Parent pursuant to Sections 1 and 2(c) hereof in an aggregate amount equal to $16,212,000 ($8,262,000 PLUS $7,950,000), and Parent is making payments to the Company pursuant to Sections 4(a) and 4(b) hereof in an aggregate amount equal to $337,500 ($250,000, PLUS $87,500). For the convenience of the parties and in full satisfaction of all of the payment obligations of the parties under such Sections, simultaneously with the execution and delivery of this letter the Company is paying Parent $15,874,500 ($16,212,000 LESS $337,500) by wire transfer of immediately available funds.

         6. FULL FORCE AND EFFECT. The Agreement and Escrow Agreement, as in effect on the date hereof, except for the relief from, satisfaction of and alternative ways to satisfy certain rights and obligations thereunder set forth in this letter, shall remain in full force and effect. The right given to Holdings to purchase shares of Series B Preferred Stock in Section 3 shall not effect the terms of, or the rights and obligations with respect to, the Series B Preferred Stock in the Amended and Restated Certificate of Incorporation, the Stockholders Agreement or otherwise.

         7. MISCELLANEOUS. For the convenience of the parties hereto, this letter may be executed in any number of counterparts (including by facsimile signature), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one agreement. This letter shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to the conflict of law provisions thereof. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of this letter and that the parties may apply to any court of law or equity of competent jurisdiction for specific performance and injunctive relief (without posing a bond or other security) in order to enforce or prevent any breach of this letter.


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         If this letter reflects our understandings with respect to the foregoing, please sign this letter which will then constitute our agreement with respect thereto.

                                     Very truly yours,

                                     GETRONICSWANG CO. LLC


                                     By /s/ WILLIAM J. CLARK
                                        ------------------------------------
                                        Name:  William J. Clark
                                        Title: Chief Financial Officer


Agreed and accepted
as of February 28, 2003

DIGITALNET HOLDINGS, INC.


By: /s/ KEN S. BAJAJ
    -------------------------------
    Name:  Ken S. Bajaj
    Title: President and Chief Executive Officer


DIGITALNET, INC.


By: /s/ KEN S. BAJAJ
    -------------------------------
    Name:  Ken S. Bajaj
    Title: President and Chief Executive Officer


DIGITALNET GOVERNMENT SOLUTIONS, LLC
By: Its Sole Member


DIGITALNET, INC.


By: /s/ KEN S. BAJAJ
    -------------------------------
    Name:  Ken S. Bajaj
    Title: President and Chief Executive Officer